UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2007 (January 24, 2007)

BANCORPSOUTH, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (662) 680-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
     Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On January 24, 2007, the Board of Directors (the “Board”) of BancorpSouth, Inc. (“BancorpSouth”) approved Amendment No. 2 and Amendment No. 3 to BancorpSouth’s Amended and Restated Bylaws (the “Bylaws”) effective immediately.
     Amendment No. 2 to the Bylaws amends Section 2 of Article III of the Bylaws to provide that in an uncontested election, a director nominee who receives a greater number of “withheld” votes than “for” votes shall promptly tender resignation for consideration by the independent directors on the Nominating Committee of the Board. The Nominating Committee will make a recommendation to the Board with respect to such offers of resignation and the Board will act on such recommendation within 90 days of the shareholder vote. Any director who tenders his or her resignation shall not participate in the Nominating Committee recommendation or Board action regarding the resignation.
     Amendment No. 3 to the Bylaws amends Section 9 of Article III of the Bylaws to provide that if a vacancy occurs on the Board for any reason, the Board may fill the vacancy or may instead elect not to fill the vacancy or have the vacancy filled by a vote of the shareholders at a regular or special meeting of shareholders. Previously under Section 9 of Article III of the Bylaws, any vacancies occurring in the Board or any directorships to be filled by reason of an increase in the number of directors were to be filled by election at an annual or special meeting of shareholders.
     Further, Amendment No. 3 to the Bylaws amends Section 5 of Article IV of the Bylaws to provide that the Chairman of the Board shall preside at all meetings of the Board and the Chairman may direct the President or a senior officer to preside at any such meeting. Amendment No. 3 to the Bylaws removes provisions in Section 5 of Article IV of the Bylaws which previously stated that the Chairman would preside at all shareholder meetings and would be an ex-officio member of all committees of the Board, except for any committee which administers an employee benefit plan pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (“Rule 16b-3”), if the Chairman is an employer [sic.] of BancorpSouth or where membership on a committee is prohibited or inconsistent with applicable law, regulation or rules.
     Lastly, Amendment No. 3 to the Bylaws amends Section 6 of Article IV of the Bylaws to delete a provision which stated that the Chief Executive Officer would be an ex-officio member of all committees of the Board, except for any committee which administers an employee benefit plan pursuant to Rule 16b-3, if the Chief Executive Officer is an employer [sic.] of BancorpSouth or where membership on a committee is prohibited or inconsistent with applicable law, regulation or rules.
     The information presented in this Item 5.03 does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments, copies of which are furnished as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.
Section 9 — Financial Statements and Exhibits
     Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.
          Exhibit 3.1 Amendment No. 2 to the Amended and Restated Bylaws of BancorpSouth, Inc.
          Exhibit 3.2 Amendment No. 3 to the Amended and Restated Bylaws of BancorpSouth, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.
By:	/s/ L. Nash Allen, Jr.
L. Nash Allen, Jr.
Treasurer and Chief Financial Officer

Date: January 26, 2006

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment No. 2 to the Amended and Restated Bylaws of BancorpSouth, Inc.

3.2	Amendment No. 3 to the Amended and Restated Bylaws of BancorpSouth, Inc.